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                                EXHIBIT 11

                           COASTCAST CORPORATION

                    COMPUTATION OF PER SHARE EARNINGS

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

                                                       THREE MONTHS ENDED MARCH 31,
                                                   -----------------------------------
                                                         1998              1997
                                                   ----------------   ----------------
 Common stock outstanding at beginning of period      8,849,005          8,777,890
 Exercise of options                                    110,045             16,444
                                                   ----------------   ----------------
 Common stock outstanding at end of period            8,959,050          8,794,334
                                                   ----------------   ----------------
                                                   ----------------   ----------------

 Weighted average shares outstanding, for
   computation of basic EPS                           8,892,761          8,784,181

 Dilutive effect of stock options after
   application of treasury stock method                 338,221            186,850
                                                   ----------------   ----------------

 Total diluted weighted average shares
   outstanding, for computation of
   diluted earnings per share                         9,230,982          8,971,031
                                                   ----------------   ----------------
                                                   ----------------   ----------------

 Net income                                        $  4,018,000       $  1,198,000
                                                   ----------------   ----------------
                                                   ----------------   ----------------


 Net income per common share - basic                   $   0.45           $   0.14
                                                   ----------------   ----------------
                                                   ----------------   ----------------

 Net income per common and common equivalent share     $   0.44           $   0.13
   - diluted
                                                   ----------------   ----------------
                                                   ----------------   ----------------
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